Exhibit 99.1

# 2010 *Second Quarter*
# APPLE REIT SEVEN

JUNE 30, 2010

COURTYARD Marriott

Dear Shareholder

GLADE M. KNIGHT

The hotels of the Apple REIT Seven, Inc. portfolio reported operations for the first six months of 2010 that were ahead of results for the same period last year. In general, signs of recovery are evident across the hotel industry, with the primary indicator being an increase in nightly occupancy rates. Industry analysts believe demand for accommodations from both leisure and corporate travelers has increased and with limited new hotels expected to open this year, it is predicted that operations will continue to improve. Although some of our markets still face economic challenges and have experienced fewer signs of recovery, we are optimistic that the worst is behind us and anticipate moderate growth in 2010 as compared to 2009.

The Apple REIT Seven portfolio of 51 hotels, with 6,426 rooms, includes a diverse selection of Marriott® and Hilton® brands diversified across 18 states. For the six-month period ending June 30, 2010, occupancy averaged 71 percent, a 6 percent increase over the same period of 2009. The occupancy average for the second quarter of this year was 74 percent, up 6 percent over the second quarter of last year. Average daily rate (ADR) was $110 for the first six months of this year, down 4 percent from the same period last year, and $109 for the second quarter of this year, down 4 percent as compared to the second quarter of 2009. The increase in occupancy helped to offset declines in ADR, driving revenue per available room (RevPAR) for the six-month period ending June 30, 2010 to $78 and for the three-month period ending June 30, 2010 to $81. These results were up 1 percent and 3 percent over the same periods last year, respectively. In general, our hotels are revenue leaders within their respective markets, with an average RevPAR index (a comparison of a property’s RevPAR to the market average of 100) of 124 for the first six months of 2010.

Funds from operations (FFO) for Apple REIT Seven for the second quarter of this year totaled $16.2 million, or $0.17 per share, up 8 percent from the same period last year. For the six-month period ending June 30, 2010, FFO totaled $30.1 million, or $0.32 per share, up 7 percent as compared to FFO for the same period in 2009. During the second quarter of this year, Apple REIT Seven paid dividends of $0.19 per share, equivalent to an annualized return of 7 percent, based on an $11 share price. For the six months ending June 30, 2010, the Company paid dividends of $0.39 per share. Our management team and Board of Directors continue to closely monitor hotel operations and projected long-term performance as compared to distributions. We are committed to maximizing shareholder value and confident our steady and conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

I am pleased to report that our Homewood Suites by Hilton® in downtown New Orleans, Louisiana, has provided accommodations for the United States Coast Guard as they have facilitated clean-up efforts for the Gulf of Mexico oil spill. Since we do not own resort-style hotels in the regions affected and have accommodated a variety of response workers, we believe operations as related to the spill will result in a net positive.

The Apple REIT Seven portfolio of hotels was acquired primarily on an all-cash basis and total debt outstanding is currently at 15 percent of total capitalization. With a clear ownership strategy of protecting shareholder principal and growing earnings, we are committed to increasing the value of your investment over time. As always, thank you for investing with us.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009

REVENUES
Room revenue	$47,441	$46,197	$90,989	$89,571
Other revenue	4,822	4,386	9,510	8,570
Total revenue	$52,263	$50,583	$100,499	$98,141

EXPENSES
Direct operating expense	$13,355	$13,065	$26,122	$25,683
Other hotel operating expenses	19,365	19,818	37,935	39,097
General and administrative	1,488	1,169	2,694	2,339
Depreciation	8,277	8,056	16,552	15,935
Interest expense, net	1,868	1,586	3,672	2,868
Total expenses	$44,353	$43,694	$86,975	$85,922

NET INCOME
Net income	$7,910	$6,889	$13,524	$12,219
Net income per share	$0.09	$0.07	$0.15	$0.13

FUNDS FROM OPERATIONS (A)
Net income	$7,910	$6,889	$13,524	$12,219
Depreciation of real estate owned	8,277	8,056	16,552	15,935
Funds from operations	$16,187	$14,945	$30,076	$28,154
FFO per share	$0.17	$0.16	$0.32	$0.30

WEIGHTED-AVERAGE SHARES OUTSTANDING	92,882	93,532	93,039	93,507

OPERATING STATISTICS
Occupancy	74%	70%	71%	67%
Average daily rate	$109	$113	$110	$114
RevPAR	$81	$79	$78	$77
Number of hotels	51	51
Dividends per share	$0.19	$0.20	$0.39	$0.42

Balance Sheet Highlights (Unaudited)

(In thousands)	June 30, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$886,602	$902,293
Other assets	23,940	21,594
Total assets	$910,542	$923,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$133,216	$117,787
Other liabilities	13,022	13,843
Total liabilities	146,238	131,630
Total shareholders’ equity	764,304	792,257
Total liabilities & shareholders’ equity	$910,542	$923,887

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2010 and the results of operations for the interim periods ended June 30, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2009 Annual Report.

Market Diversity
Portfolio of hotels

STATE / CITY
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3),
Montgomery (2), Montgomery/Prattville, Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho
Bernardo (2)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/Ronkonkoma
OHIO
Cincinnati/Milford
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston,
San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states.

Mission

Apple REIT Seven, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD, ALEXANDRIA, VA

BACK: HOMEWOOD SUITES, CRANFORD, NJ; HILTON GARDEN INN, HIGHLANDS RANCH, CO

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.